THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

KEYON COMMUNICATIONS HOLDINGS, INC.

SUBBORDINATED SECURED PROMISSORY NOTE

$___________	August __, 2008

          FOR VALUE RECEIVED, KeyOn Communications Holdings, Inc., a Delaware corporation (the “Maker”), with its principal offices located at 11742 Stonegate Circle, Omaha, NE 68164, promises to pay to the order of ________________, or its registered assigns (the “Payee”), upon the terms set forth below, the principal sum of ______________ ($________) (this “Note”), together with compounded monthly interest from the date of this Note on the unpaid principal balance at a rate equal to seventeen percent (17%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. Terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Loan and Security Agreement, dated as of August __, 2008, between the Maker, the Guarantors and the Secured Parties (as such terms are defined in such Loan and Security Agreement) (the “Loan and Security Agreement”).

          1.       Payments.

          (a)          All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on the earlier of (i) the completion of a Change of Control (as hereinafter defined), (ii) the completion of a Sale of Securities Proceeds (as hereinafter defined) or (iii)

November 30, 2008 (the “Maturity Date”), except as otherwise provided in this Section. To the extent the Maker is engaged in negotiations for either a Change of Control or Sale of Securities Proceeds transaction, the Maker may extend the Maturity Date by sixty days, in its sole discretion (the “Extension Period”), provided however, that if at any time during the Extension Period, such negotiations are terminated, the Maturity Date shall be ten (10) days after notice of such termination is received by Payee. This Note is one of a series of up to $1,000,000 Maximum Credit Amount of Notes of like tenor that may be issued to various other Holders pursuant to the Loan and Security Agreement.

(b) Except as otherwise set forth in this Note, the Maker shall not be required to pay interest to the Payee on the aggregate then outstanding principal amount of this Note.

          (c)          The Maker hereby agrees to prepay this Note upon a Change of Control Transaction (as defined herein). “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Maker, by contract or otherwise) of in excess of 40% of the voting securities of Maker, (ii) a replacement at one time or over time of more than one-half of the members of Maker’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Maker with or into another entity that is not wholly-owned by Maker or the consolidation or sale of 40% or more of the assets of Maker in one or a series of related transactions, or (iv) the execution by Maker of an agreement to which Maker is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                        (i)          In the event of a Change of Control Transaction, the Note shall be repaid in the following manner: (i) if the consideration of the Change of Control Transaction is cash, the Payee shall receive cash in satisfaction of the amounts due pursuant to the Note, (ii) if the consideration of the Change of Control Transaction is a combination of cash or stock, the Note shall be repaid in cash, provided however, if the Change of Control Transaction does not permit the re-payment of the Note in cash, the Note shall be repaid in stock, at a price per share to be negotiated in good faith between the Payee and the independent directors of the Board of Directors of the Maker (the “Independent Directors”), (iii) if the consideration of the Change of Control Transaction is stock, the Note shall be repaid in cash or stock at the Maker’s discretion, provided however, that if the Maker decides to repay in stock, the price per share shall be negotiated in good faith between the Payee and the Independent Directors.

          (d)          The Maker hereby agrees to prepay this Note from funds received by Maker pursuant to the sale or a series of sales of any debt (not including any lines of credit) or Securities, including Common Stock or Common Stock Equivalents, of the Maker (“Sale of Securities Proceeds”) so long as such sale results in aggregate gross proceeds to the Maker of $5,000,000 or more. All funds received pursuant to this Section 1(d) shall be paid by the Maker to the Payee within 5 business days of their receipt. Provided however, if the Sale of Securities Proceeds does not permit the re-payment of the Note in cash, the Note shall be repaid in stock, at a price to be negotiated in good faith between the Payee and the Independent Directors.

(e) Fees. Three percent (3%) of the amount of the principal sum of the Note shall be retained by the Payee in the form of a closing payment.

          2.       Secured Obligation. The obligations of the Maker under this Note are secured by all of the assets of the Maker and its subsidiaries pursuant to the Loan and Security Agreement, subject to certain subordination obligations of the Maker and its subsidiaries to other secured lenders.

          3.       Prepayment. The Maker may prepay any portion of the principal amount of this Note upon at least 3 business days’ notice to the Payee. Any such prepayments shall be pro rata among all holders of the series of Notes of which this Note is a part.

          4.       Events of Default.

          (a)          “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of this Note, as and when the same shall become due and payable;

(ii)         Maker shall fail to observe or perform any material obligation or shall breach any material term or provision of this Note and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been delivered;

(iii)        Maker or any of its subsidiaries shall fail to observe or perform any of their respective material obligations owed to Payee or any other material covenant, agreement, representation or warranty contained in, or otherwise commit any breach hereunder or in any of the Transaction Documents or any other agreement executed in connection herewith and such failure or breach shall not have been remedied within 10 days after the date on which notice of such failure or breach shall have been delivered;

(iv)         Maker or any of its subsidiaries shall commence, or there shall be commenced against Maker or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or Maker or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Maker or any subsidiary, or there is commenced against Maker or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or Maker or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Maker or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or Maker or any subsidiary makes a general assignment for the benefit of creditors; or Maker or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Maker or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Maker or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Maker or any subsidiary for the purpose of effecting any of the foregoing;

(v)          Maker or any subsidiary shall default in any of its respective obligations in excess of $500,000 under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Maker or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable; or

(vi)         Trading in the Common Stock shall have been suspended by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., or the Company’s principal Trading Market for any period in excess of 5 Trading Days.

          (b)         If any Event of Default occurs, the full principal amount of this Note shall become, at the Payee’s election, immediately due and payable in cash. Commencing 5 days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 20% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Payee need not provide and Maker hereby waives any presentment, demand, protest or other notice of any kind, and the Payee may immediately subject to any grace period, enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Payee at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

5. Negative Covenants. So long as any portion of this Note is outstanding, the Maker will not and will not permit any of its Subsidiaries to directly or indirectly:

          a)          other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom outside of the ordinary course of business;

          b)          other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom outside of the ordinary course of business;

c) amend its certificate of incorporation, bylaws or other charter documents so as to materially adversely affect any rights of the Payee;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of securities;

          e)          repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness, other than the Debentures if on a pro-rata basis, other than regularly scheduled interest payment as such terms are in effect as of the Original Issue Date; provided, however, that no regularly scheduled principal and interest payments may be made if, at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

f) pay any accrued salaries for any officer or director of the Company or any subsidiary accrued prior to the date hereof;

g) pay cash dividends or distributions on any equity securities of the Maker; or

h) enter into any agreement with respect to any of the foregoing.

          “Permitted Indebtedness” shall mean (a) indebtedness incurred in the ordinary course of business, including but not limited to lease financing of network and customer premise equipment, (b) the indebtedness existing on the date of issuance of this Note as described in the Loan and Security Agreement and (c) indebtedness that (i) is expressly subordinate to the Debentures pursuant to a written subordination agreement with the Purchasers that is acceptable to each Purchaser in its sole and absolute discretion and (ii) matures at a date later than the 91st day following the Maturity Date or (iii) is a material obligation of the Maker, in the case of each individual creditor, vendor or employee, not exceeding, in the aggregate, $50,000.

          “Permitted Lien” shall mean the individual and collective reference to the following: (a) liens in connection with this Note; (b) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Maker) have been established in accordance with generally accepted accounting procedures; and (c) liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Maker and its consolidated subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such lien.

i) for purposes of clarification, any Change of Control Transaction or Sale of Securities Transaction shall not be subject to this Section 5.

          6.       No Waiver of Payee’s Rights. All payments of principal shall be made without setoff, deduction or counterclaim. No delay or failure on the part of the Payee in exercising any of its options, powers or rights, nor any partial or single exercise of its options, powers or rights shall constitute a waiver thereof or of any other option, power or right, and no waiver on the part of the Payee of any of its options, powers or rights shall constitute a waiver of any other option, power or right. Maker hereby waives presentment of payment, protest, and all notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. Acceptance by the Payee of less than the full amount due and payable hereunder shall in no way limit the right of the Payee to require full payment of all sums due and payable hereunder in accordance with the terms hereof.

          7.          Modifications. No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

          8.          Cumulative Rights and Remedies; Usury. The rights and remedies of Payee expressed herein are cumulative and not exclusive of any rights and remedies otherwise available under this Note, the Loan and Security Agreement, or applicable law (including at equity). The election of Payee to avail itself of any one or more remedies shall not be a bar to any other available remedies, which Maker agrees Payee may take from time to time. If it shall be found that any interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall be reduced to the maximum permitted rate of interest under such law.

          9.          Use of Proceeds. Maker shall use the proceeds from the sale of this Note to the Payee for working capital purposes and shall not use such proceeds for (a) the satisfaction of any portion of Maker’s or any subsidiary’s debt (other than payment of trade payables in the ordinary course of Maker’s business and prior practices), (b) the redemption of any of Maker’s or any subsidiary’s equity or equity-equivalent securities, (c) the settlement of any outstanding litigation or (d) the payment of the previously earned salary or bonus of any director or officer of the Maker.

          10.        Collection Expenses. If Payee shall commence an action or proceeding to enforce this Note, then Maker shall reimburse Payee for its costs of collection and reasonable attorneys fees incurred with the investigation, preparation and prosecution of such action or proceeding.

          11.        Severability. If any provision of this Note is declared by a court of competent jurisdiction to be in any way invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.

          12.        Successors and Assigns. This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Payee and its successors and assigns. The term “Payee” as used herein, shall also include any endorsee, assignee or other holder of this Note.

          13.        Lost or Stolen Promissory Note. If this Note is lost, stolen, mutilated or otherwise destroyed, Maker shall execute and deliver to the Payee a new promissory note containing the same terms, and in the same form, as this Note. In such event, Maker may require the Payee to deliver to Maker an affidavit of lost instrument and customary indemnity in respect thereof as a condition to the delivery of any such new promissory note.

          14.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

          15.          Notice. Any and all notices or other communications or deliveries to be provided by the Payee hereunder, including, without limitation, any conversion notice, shall be in writing and delivered personally, by facsimile, electronic mail, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Maker, KeyOn Communications Holdings, Inc., 11742 Stonegate Circle, Omaha, NE 68164, 402-998-4111 or such other address or facsimile number as the Maker may specify for such purposes by notice to the Payee delivered in accordance with this paragraph. Any and all notices or other communications or deliveries to be provided by the Maker hereunder shall be in writing and delivered personally, by facsimile, electronic mail, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Payee at the address of the Payee appearing on the books of the Maker (as set forth in the Loan and Security Agreement), or if no such address appears, at the principal place of business of the Payee. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission if delivered by hand or by telecopy that has been confirmed as received by 5:00 p.m. on a business day, (ii) one business day after being sent by nationally recognized overnight courier or received by telecopy after 5:00 p.m. on any day, or (iii) five business days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested.

          16.          Required Notice to Payee. The Payee is to be immediately notified by the Maker, in accordance with Section 15, of the existence or occurrence of any Event of Default.

          17.          Transferability of Note. Subject to compliance with any applicable securities laws and the prior written consent of the Maker, which consent shall not be unreasonably withheld, this Note and all rights hereunder are transferable, in whole or in part, upon surrender of this Note at the principal office of the Maker, together with a written assignment or endorsement of this Note duly executed by the Payee or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Maker shall execute and deliver a new Note or Notes in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Note evidencing the portion of this Note not so assigned, and this Note shall promptly be cancelled.

          The undersigned signs this Note as a maker and not as a surety or guarantor or in any other capacity.

KEYON COMMUNICATIONS HOLDINGS, INC.,
a Delaware corporation

By:

Name:
Title: